UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2013

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2013, the Board of Directors of Naugatuck Valley Financial Corporation (the “Company”) appointed James E. Cotter as Executive Vice President and Chief Operating Officer of the Company. On the same date, the Board of Directors of the Company’s wholly-owned subsidiary, Naugatuck Valley Savings and Loan (the “Bank”), appointed Mr. Cotter as Executive Vice President and Chief Operating Officer of the Bank.

Mr. Cotter (age 52) served as Senior Vice President – Retail Banking of Newtown Savings Bank (Newtown, Connecticut) from January 2006 until his affiliation with the Company and the Bank.

There are no family relationships between Mr. Cotter and any director or executive officer of the Company or the Bank. There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company or the Bank was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Cotter had or will have a direct or indirect material interest.

Also on May 6, 2013, the Board of Directors of the Bank appointed Mark C. Foley as Executive Vice President and Chief Credit Policy Officer of the Bank. He succeeds Mark S. Graveline as Chief Lending Officer of the Bank. Mr. Graveline remains affiliated with the Bank as a Senior Vice President and Business Development Officer.

Mr. Foley (age 61) served as Executive Vice President and Chief Credit Officer of Patriot National Bank (Stamford, Connecticut) from November 2011 until his affiliation with the Bank. From October 2010 to November 2011, he served as Senior Vice President and Chief Credit Officer of Herald National Bank (New York, New York). From April 2010 to October 2011, he served as Chief Risk Officer of Herald National Bank. From November 2004 until April 2010, he was a Managing Director of Forensic Investigative Associates/T&M Protection Resources LLC (New York, New York), a company specializing in integrity monitorships, compliance assessment and risk management consulting.

There are no family relationships between Mr. Foley and any director or executive officer of the Company or the Bank. There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company or the Bank was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Foley had or will have a direct or indirect material interest.

Item 8.01	Other Events.

On May 9, 2013, the Company and the Bank issued a press release announcing the appointments of Messrs. Cotter and Foley. A copy of the press release is attached as an exhibit to this Current Report and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Press Release Dated May 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: May 9, 2013	By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer